Exhibit 10.9(b)

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is entered into as of the 7th day of August, 2009, by and between AMERICAN UNITED LIFE INSURANCE COMPANY as a beneficiary of Lake County Trust No. 3535 (collectively hereinafter called “Landlord”) and EXACTTARGET, INC., a Delaware corporation (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Gibson Building Office Lease dated as of May 27, 2008 (the “Lease”), pursuant to which Landlord leased to Tenant certain premises identified on Exhibit “A” of the Lease;

WHEREAS, by First Amendment to Lease as of the 22nd day of May, 2009, Landlord and Tenant made certain changes to the Lease; and

WHEREAS, the parties desire to further amend the Lease in certain particulars as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties set forth herein, the parties hereby agree and the Lease is amended as follows:

1. Section 2.02.b is hereby deleted in its entirety and replaced with the following:

“Section 2.02.b. Preparation of the 5th Floor Space. Landlord agrees, solely at Landlord’s expense, to install building standard lighting and mini blinds on the 5th Floor Space similar in fashion to that which was installed on the 4th Floor Space as of the Effective Date.

Construction of the Tenant Leasehold Improvements to the 5th Floor Space will be subject to Landlord’s approval pursuant to the terms, conditions, and procedures found in Section 2.02.a.

Effective August 13, 2009, Landlord agrees, based on documentation provided by Tenant evidencing Tenant’s expenditures, to reimburse Tenant in the amount of Seven Hundred Twenty Eight Thousand Seventy and xx/100 Dollars ($728,070.00) for tenant improvements installed on the 5th Floor Space by Tenant or Tenant’s contractor (“5th Floor Tenant Improvement Allowance”). Tenant hereby represents and warrants that the Tenant Leasehold Improvements for the 5th Floor Space are in compliance with the terms and conditions set forth in Sections 2.02.(a) and (b).

2. Effective August 13, 2009, Basic Rent for the 5,h Floor Space as stated in Section 4.01 shall be amended and restated as follows:

Space	Basic Rent Monthly	Basic Rent Annualized
5th Floor Space	$35,842.61	$430,111.32

3. The first paragraph in Section 18.13(b) is hereby deleted and replaced with the following:

“(b) Tenant shall pay a termination fee at the time the notice to terminate is delivered equal to the unamortized leasing commissions, the Tenant Improvement Allowance and the 5th Floor Tenant Improvement Allowance plus two (2) months Rent as of the effective date of termination, as calculated by Landlord.”

4. All other terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first above written.

EXACTTARGET, INC.		AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Todd Richardson	By:	/s/ David C. Marks

Printed Name:	Todd Richardson	Printed Name:	David C. Marks

Title:	Vice President	Title:	Vice President

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